[Form of KPMG Letterhead]

The Board of Directors
Parlex Corporation
One Parlex Place                                    Our ref   Consent 8-KA
Methuen
Massachusetts 01844                                 Contact   Tony Cottam
                                                              023 80202050

23 May 2000

Dear Sirs

We consent to the incorporation by reference in the registration statements (Nos. 33-39646, 33-39648, 33-88470, 33-88472, 333-18869 and 333-70561) on
Form S-8 of Parlex Corporation of our report dated 18 May 2000 with respect to the balance sheet of Poly-Flex Circuits Limited as of 31 December 1999 and the related profit and loss account and statement of cash flow for the year ended 31 December 1999, which report appears in this Form 8-K/A of Parlex Corporation dated 23 May 2000.

Your faithfully


/s/ KPMG Audit Plc
KPMG Audit Plc